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                                                                    EXHIBIT 23.1

                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Wahlco Environmental Systems, Inc. of our report dated February 24, 1995 with respect to the statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1994 and the related Financial Statement Schedule for the year ended December 31, 1994 included in the Annual Report on Form 10-K of Wahlco Environmental Systems, Inc. for the fiscal year ended December 31, 1996.



                                                 /s/ Ernst & Young LLP
October 29, 1997
Orange County, California


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